UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  October 22, 2021

Esquire Financial Holdings, Inc.
(Exact name of the registrant as specified in its charter)

Maryland	001-38131	27-5107901
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

100 Jericho Quadrangle, Suite 100
Jericho, New York	11753
(Address of principal executive offices)	(Zip Code)

(516) 535-2002
(Registrant’s telephone number)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	ESQ	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 8.01	Other Events

On October 22, 2021, Esquire Financial Holdings, Inc. (the “Company”) issued a press release announcing that, effective September 29, 2021, it has reclassified its legacy consumer NFL loan portfolio (the “loans”) totaling $23.6 million to loans held for sale, incurring a pretax charge totaling $3.4 million ($2.5 million net of tax), or $0.31 per diluted share.  A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits

(a)	No financial statements of businesses acquired are required.
(b)	No pro forma financial information is required.
(c)	Not Applicable.
(d)	Exhibits.
	99.1	Press Release, Dated October 22, 2021
	104	Cover Page Interactive Data File (formatted as inline XBRL and contained in Exhibit 101).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ESQUIRE FINANCIAL HOLDINGS, INC.

Dated: October 25, 2021	By: /s/ Andrew C. Sagliocca
Andrew C. Sagliocca
President and Chief Executive Officer